UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) June 16, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2009, the Board of Directors (the “Board”) of FairPoint Communications, Inc. (the “Company”) announced that it has appointed David L. Hauser, age 57, to serve as Chairman of the Board (“Chairman”) and Chief Executive Officer of the Company, effective July 1, 2009.  Eugene B. Johnson announced his retirement as Chairman and Chief Executive Officer of the Company and his resignation as a director of the Company, effective June 30, 2009.  Mr. Johnson’s resignation from the Board is not related to a disagreement with the Company.  Also, effective July 1, 2009, Mr. Hauser will no longer serve as a member of any committee of the Board.

Mr. Hauser was originally appointed as a director of the Company in February 2005.  He is currently the Group Executive and Chief Financial Officer of Duke Energy Corporation, where he has been employed for 35 years, and will retire from his position with Duke Energy Corporation prior to assuming his new position as Chairman and Chief Executive Officer of the Company.  Mr. Hauser is a certified public accountant and a certified purchasing manager.  Mr. Hauser is on the boards of directors of Furman University and Charlotte, North Carolina’s Blumenthal Center for the Performing Arts and is past chair of the University of North Carolina at Charlotte Business School Advisory Council.  He is also a past board member of the North Carolina Zoological Society and a member of the North Carolina Association of Certified Public Accountants.  Mr. Hauser also serves as a director of Enpro Industries, Inc.

The Company and Mr. Hauser have entered into an employment agreement (the “Agreement”) that sets forth the terms and conditions of Mr. Hauser’s employment as Chairman and Chief Executive Officer of the Company for a three-year term commencing July 1, 2009.  Under the Agreement, Mr. Hauser will receive an annual base salary of $800,000.  Mr. Hauser will also be eligible to participate in the FairPoint Communications, Inc. 2008 Annual Incentive Plan (the “Annual Incentive Plan”) and earn a performance-based bonus thereunder for an 18-month performance period beginning July 1, 2009 and for annual performance periods thereafter.  Mr. Hauser’s target bonus under the Annual Incentive Plan will be 100% of the base salary payable to him during the performance period.  Mr. Hauser’s maximum bonus will be 200% of the base salary payable to him during the performance period.

As an inducement to accept employment with the Company and enter into the Agreement, Mr. Hauser will receive (i) options to purchase 1,600,000 shares (the “Inducement Options”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) $4,000,000 in restricted shares of the Company’s Common Stock (the “Inducement Restricted Stock”) and (iii) performance units for two performance periods beginning on the Employment Date and ending on December 31, 2010 and December 31, 2011, respectively (the “Inducement Performance Units”).  The Inducement Options will be granted on July 1, 2009 at an exercise price equal to the average of the closing prices of the Company’s Common Stock during the thirty calendar days immediately preceding the grant date.  The Inducement Options will vest and become exercisable in three equal annual installments commencing on July 1, 2010, provided Mr. Hauser remains employed through each such date.  The Inducement Restricted Stock will be awarded in three installments as follows:  (i) $500,000 on July 1, 2009, (ii) $1,750,000 on July 1, 2010 and (iii) $1,750,000 on July 1, 2011, in each case valued based on the average closing prices of the Company’s Common Stock during the thirty calendar days immediately preceding each award date.  The Inducement Restricted Stock will become fully vested on July 1, 2012, provided Mr. Hauser remains employed through such date.  The Inducement Performance Units will be earned and paid in shares of the Company’s Common Stock, based on the Company’s performance during the performance periods, with a target amount of 200% of base salary and a maximum of 400% of base salary.  The number of shares subject to the Inducement Options and the option exercise price will be adjusted, and additional shares of Inducement Restricted Stock will be awarded, as necessary to preserve the value of the Inducement Options and the Inducement Restricted Stock awarded on July 1, 2009 if, prior to December 31, 2010, the Company completes a restructuring of its indebtedness.

Mr. Hauser will be eligible to participate in the benefit programs generally available to the Company’s other senior executives, including savings and retirement plans, medical, prescription drug, dental, disability, group life, accidental death and travel accident insurance plans.  If Mr. Hauser terminates employment with the Company after three years of service, he and his spouse shall be permitted to elect to continue medical coverage at Mr. Hauser’s sole cost and expense, until age 65, under the Company’s group medical plan as in effect from time to time.  The Company will pay or reimburse Mr. Hauser for reasonable expenses incurred in connection with his employment, including the reasonable costs and expenses incurred in connection with negotiation of the Agreement.

Under the Agreement, either party may terminate Mr. Hauser’s employment at any time.  In the event the Company terminates Mr. Hauser’s employment without cause or Mr. Hauser resigns his employment for good reason (each as defined in the Agreement), Mr. Hauser will receive: (i) any unpaid base salary, expense reimbursements, accrued bonuses or incentive compensation; (ii) a lump sum cash payment of 2 times (A) base salary, (B) his target annual incentive award and (C) the value of the long term incentive award that would have been due for the performance period ending as of the next December 31; (iii) accelerated vesting of the Inducement Options; and (iv) accelerated award and vesting of all shares of Inducement Restricted Stock.

Mr. Hauser is not entitled to any tax gross-ups in the event of a change in control but certain benefits will be forfeited if they would result in his receiving a higher after-tax benefit amount taking into account all taxes including any excise tax on parachute payments within the meaning of Internal Revenue Code Section 280G.

Item 8.01                                             Other Events

On June 16, 2009, the Company issued a press release entitled “FairPoint Communications Appoints David L. Hauser Chairman and CEO” (the “Press Release”).  The Press Release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:		/s/ Alfred C. Giammarino
		Name:	Alfred C. Giammarino
		Title:	Executive Vice President and
Chief Financial Officer

Date: June 16, 2009